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                               E X H I B I T   21


- -----------------------------------------------------------------------------
Subsidiaries of
                                                         Jurisdiction of
QUANEX CORPORATION                                        Incorporation
- ------------------------------------------  ---------------------------------
LaSalle Steel Company                                Delaware
Michigan Seamless Tube Company                       Delaware
Quanex Foreign Sales Corporation                     U.S. Virgin Islands
Quanex Metals, Inc.                                  Delaware
Quanex Wire, Inc.                                    Delaware
Verdi Springs Water Co., Inc.                        Nevada